TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PURPOSE OF THE MEETING
VOTING
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
COMPARATIVE STOCK PERFORMANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS
OTHER BUSINESS

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement	[ ] Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

[X] Definitive proxy statement.

[ ] Definitive additional materials.

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

MAXCO, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

MAXCO LOGO

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Maxco, Inc.:

      Notice is hereby given that the Annual Meeting of Shareholders of Maxco, Inc., a Michigan corporation, will be held at the corporate office, 1118 Centennial Way, Lansing, Michigan on August 29, 2000, at 3:30 p.m. local time for the following purposes, all of which are more completely set forth in the accompanying proxy statement.

1.	To elect eight Directors; and

2.	To transact such other business as may properly come before the meeting.

      In accordance with the Bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed at July 28, 2000. Only Shareholders of record at the close of business on that date will be entitled to vote at the meeting.

By Order of the Board of Directors

Eric L. Cross
Secretary

Lansing, Michigan

July 31, 2000

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY FORM, INDICATE YOUR CHOICE WITH RESPECT TO THE MATTERS TO BE VOTED UPON, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

MAXCO, INC.

1118 Centennial Way
Lansing, Michigan 48917

PROXY STATEMENT

      This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Maxco, Inc. (the Company), 1118 Centennial Way, Lansing, Michigan 48917, for use at the Annual Meeting of Shareholders of the Company to be held on August 29, 2000, at 3:30 p.m., or any adjournments thereof. This Proxy Statement is being mailed to Maxco Shareholders on or about August 1, 2000, to all holders of record of common stock of the Company as of the close of business on July 28, 2000.

PURPOSE OF THE MEETING

      The purpose of this Annual Meeting of Shareholders shall be to elect Directors and to transact such other business as may properly come before the meeting.

VOTING

      Common Stock and Series Three Preferred Shares are the only voting stock of the Company. Holders of record at the close of business on July 28, 2000, are entitled to one (1) vote for each share of Common Stock held and twenty (20) votes for each share of Series Three Preferred Stock held. As of June 30, 2000, the Company had 3,101,195 shares of Common Stock and 14,784 shares of Series Three Preferred Stock outstanding. Holders of stock entitled to vote at the meeting do not have cumulative voting rights with respect to the election of Directors.

      All shares represented by proxies shall be voted “FOR” each of the matters recommended by management unless the shareholder, or his duly authorized representative, specifies otherwise or unless the proxy is revoked. Any shareholder who executes the proxy referred to in this statement may revoke it before it is exercised, provided written notice of such revocation is received at the office of the Company in Lansing, Michigan at least twenty-four (24) hours before the commencement of the meeting, or provided the grantor of the proxy is present at the meeting and, having been recognized by the Chairman, announces such revocation in open meeting. All shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon and return it to the Company.

      Directors are elected by plurality vote, meaning that the eight persons receiving the most votes at the meeting, assuming a quorum is present, are elected as directors of the Company. Most other corporate governance actions, other than elections of directors, are authorized by a majority of the votes cast. Although state law and the articles of incorporation and bylaws of the Company are silent on the issue, it is the intent of the Company that proxies received which contain abstentions or broker non-votes as to any matter will be included in the calculation as to the presence of a quorum, but will not be counted as votes cast in such matter in the calculation as to the needed vote.

ELECTION OF DIRECTORS

      It is the intention of the persons named in the proxy to vote for election of the following nominees to the Board of Directors to hold office until the next Annual Meeting or until their successors are elected. In the event any nominee should be unavailable, which is not anticipated, the shares may, in the discretion of the proxy holders, be voted for the election of such persons as the Board of Directors may submit. Directors are elected for a term of one (1) year and until their successors are elected and qualified. Proxies will be voted only to the extent of the number of nominees named.

      The following information is furnished concerning the nominees, all of whom have been nominated by the Board of Directors and are presently Directors of the Company.

	Present Position with the		Served as Director
Name	Company and Principal Occupation	Age	of Maxco Since

Max A. Coon	Director, President and Chairman of the Board of MAXCO, INC.	65	1969

Eric L. Cross	Director, Executive Vice President and Secretary of MAXCO, INC.	57	1972

Charles J. Drake	Director of MAXCO, INC., Chairman and Chief Executive Officer of Integral Vision, Inc., a Farmington Hills, Michigan based manufacturer of micro-processor based inspection systems of which Maxco owns 25%.	60	1982

Joel I. Ferguson	Director of MAXCO, INC., President of F&S Development Company, a Lansing, Michigan based company which develops, contracts and/or owns and manages real estate properties	61	1985

Richard G. Johns	Director and Vice President of MAXCO, Inc.	56	1990

Vincent Shunsky	Director, Vice President of Finance and Treasurer of MAXCO, INC.	51	1983

J. Michael Warren	Director of MAXCO, INC., General Counsel of MAXCO, INC., and President of Warren Cameron Faust & Asciutto, P.C.	60	1979

Michael W. Wisti	Director of MAXCO, INC., retired President of Atmosphere Annealing, Inc., a Lansing, Michigan based provider of heat treating services which was acquired by Maxco, Inc. in January 1997.	61	1997

      All of the foregoing Directors and nominees have been engaged in the principal occupation specified for the previous five (5) years.

      Messrs. Coon, Shunsky, and Drake are also Directors of Integral Vision, Inc. (formerly, Medar, Inc.), a 25% owned investment of Maxco, Inc. whose stock is traded on the Nasdaq Stock Market.

      Mr. Coon and Mr. Cross are brothers-in-law. There are no other family relationships between any Directors or Executive Officers.

      The Board of Directors has established Compensation and Audit Committees whose members are Max A. Coon and J. Michael Warren. The Compensation Committee is also responsible for administering the Company’s Stock Option Plan, including designating the recipients and terms of specific option grants. The Compensation Committee met one time during the fiscal year to establish compensation levels for the Executive Officers, and to authorize the levels and timing of bonuses. The Audit Committee met one time during the fiscal year. The Audit Committee is responsible for discussing the scope and timing of independent audit work, selecting independent auditors, discussing problems and experience in completing audit work, reviewing audited financial statements, discussing findings and recommendations of independent auditors, monitoring the system of internal control and overseeing conflict of interest and related party transaction policies. The Company does not have a standing nominating committee.

      During the last fiscal year there were a total of 4 meetings of the Board of Directors. Messrs. Ferguson and Drake attended less than 75% of the meetings.

Director Compensation

      The Directors of the Company are paid $100 per meeting attended. Fees are not paid to Directors for attendance at committee meetings.

EXECUTIVE OFFICERS

      The following table sets forth information concerning the Executive Officers of the Company.

	Present Position with the
Name	Company and Principal Occupation	Age

Max A. Coon	President, Director and Chairman of the Board of MAXCO, INC.	65

Eric L. Cross	Executive Vice President, Secretary and Director of MAXCO, INC.	57

Carlton F. Fry	Vice President of Human Resources of MAXCO, INC.	52

Richard G. Johns	Vice President and Director of MAXCO, INC.	56

Vincent Shunsky	Vice President of Finance, Treasurer and Director of MAXCO, INC.	51

      All of the foregoing Officers of the Company have been engaged in the principal occupations specified above for the previous five years, except as follows:

      Carlton F. Fry was named as the Company’s Vice President of Human Resources effective April 23, 1998. Prior to that date, Mr. Fry had served as the Company’s Director of Human Resources since June 1994. Before joining Maxco, Mr. Fry was Vice President of Human Resources at Hayes Green-Beach Memorial Hospital, Charlotte, Michigan.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of the Board of Directors (the “Committee”) consists of Max A. Coon and J. Michael Warren. Although the presence of Mr. Coon on the Committee, as Chief Executive Officer of the Company, could be considered to present a conflict of interest, Mr. Coon’s input is considered very important and he has agreed to abstain from voting on any matter related to his own compensation.

Overview and Philosophy

      The Committee is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

      The objectives of the Company’s executive compensation program are to:

—	Support the achievement of desired Company performance.

—	Provide compensation that will attract and retain superior talent and reward performance.

—	Align the executive officers’ interests with the success of the Company by placing a portion of pay at risk, with payout dependent upon corporate performance.

      The executive compensation program provides an overall level of compensation opportunity that is competitive with companies of comparable size and complexity. The Compensation Committee will use its discretion to set executive compensation where in its judgment external, internal or an individual’s circumstances warrant it.

Executive Officer Compensation Program

      The Company’s executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and deferred compensation plans, generally available to employees of the Company.

Base Salary

      Base salary levels for the Company’s executive officers are competitively set relative to other comparable companies. In determining salaries the Committee also takes into account individual experience and performance.

Annual Incentive Compensation

      The Company’s annual incentive program for executive officers and key managers provides direct financial incentives in the form of an annual cash bonus to executives to achieve the Company’s annual goals. Goals for Company performance are set at the beginning of each fiscal year. In the year ended March 31, 2000, the following measures of Company performance were selected: net sales, consolidated net income, market penetration, and customer satisfaction.

      Specific individual performance was also taken into account in determining bonuses, including meeting department goals, attitude, dependability, cooperation with co-workers, and creativity or ideas that benefit the Company.

Stock Option Program

      The stock option program is the Company’s long-term incentive plan for executive officers and key employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company’s Common Stock.

      On August 25, 1998, the Shareholders ratified an Employee Stock Option Plan to grant options on up to 500,000 shares of the Company’s common stock to officers and key employees of the Company and its subsidiaries. The options which may be granted under this plan may either qualify as “incentive stock options” within the meaning of Section 422A of the Internal Revenue Code, as amended, or may be nonqualified options.

      The stock option plan authorizes a committee of directors to award executive and key employee stock options. Stock options are granted at an option price equal to the fair market value of the Company’s Common Stock on the date of grant, have ten year terms and can have exercise restrictions established by the Option Committee. Awards are made at a level calculated to be competitive with companies of comparable size and complexity.

Deferred Compensation

      The Company has two 401(k) Employee Savings Plans covering substantially all employees of the Company. The 401(k) plans are “cash or deferred” plans under which employees may elect to contribute a certain portion of their annual compensation which they would otherwise be eligible to receive in cash. The Company has agreed to make a matching contribution in the percentages specified in the plan documents. In addition, a separate employer contribution may be made at the discretion of the Board. The plans do not contain established termination dates and it is not anticipated that they will be terminated at any time in the foreseeable future.

Benefits

      The Company provides medical benefits to the executive officers that are generally available to Company employees. The amount of perquisites, as determined in accordance with the rules of the Securities and

Exchange Commission relating to executive compensation, did not exceed 10% of salary for the year ended March 31, 2000.

Chief Executive Officer

      Max A. Coon has served as the Company’s Chief Executive Officer since 1969. His base salary for the year ended March 31, 2000 was $250,000. Mr. Coon was additionally paid a bonus of $250,000.

      Significant factors in establishing Mr. Coon’s compensation were his strategic and overall management direction of the Company and his position and long service to the Company. Mr. Coon’s role in the reorganization of Integral Vision, Inc. ( a 25% investment of Maxco), which sold its welding controls division in 1999, was also a factor. Integral Vision recognized an after tax gain of $8.7 million on this transaction.

The Compensation Committee

Max A. Coon
J. Michael Warren

Summary Compensation Table

      The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and to the four other executive officers whose compensation exceeded $100,000:

				Long Term Compensation

	Annual Compensation			Other
Name and				Annual		All Other
Principal Position	Year	Salary	Bonus	Comp(1)	Options	Comp(2)

Max A. Coon	2000	250,000	250,000	400	0	3,700
Chief Executive Officer	1999	250,000	0	400	0	3,600
	1998	220,000	300,000	400	0	3,500

Eric L. Cross	2000	150,000	125,000	400	0	3,400
Executive Vice President	1999	150,000	0	400	0	3,300
	1998	132,000	200,000	400	0	3,184

Carlton F. Fry	2000	100,700	26,250	0	0	2,792
Vice President of Human Resources	1999	95,000	20,000	0	0	2,530

Richard G. Johns	2000	125,000	0	400	0	2,750
Vice President	1999	125,000	0	300	0	2,750
	1998	125,000	50,000	300	0	2,750

Vincent Shunsky	2000	150,000	125,000	300	0	3,700
Vice President of Finance	1999	150,000	0	400	0	3,300
	1998	132,000	200,000	400	0	3,184

(1)	Represents annual director fees

(2)	Represents the Company’s 20% match of employee deferrals of currently earned income into the 401(k) Employee Savings Plan and a profit sharing contribution made by the Company for all of its eligible employees to the 401(k) Employee Savings Plan at the rate of 1% of eligible compensation.

Options

      The following table summarizes the value of the options held by the above named individuals at the year end. No options were granted to or exercised by the named individuals during the year ended March 31, 2000. All of the options held by the named individuals are presently exercisable.

Year End Option Values

	Number of	Value of
	Unexercised	Unexercised
Name and	Options at	Options at
Principal Position	Fiscal Year End	Fiscal Year End

Max A. Coon	0	0
Chief Executive Officer

Eric L. Cross	42,500	$15,938
Executive Vice President

Carlton F. Fry	0	0
Vice President of Human Resources

Richard G. Johns	22,500	$8,438
Vice President

Vincent Shunsky	42,500	$15,938
Vice President of Finance

Transactions with Management

      The Company’s joint venture, L/ M Associates, LLC, is a 25% partner in CJF Partnership, a real estate development general partnership which owns office building sites for development, along with Max A. Coon and Richard G. Johns, both of whom are directors and executive officers of the Company, and several individuals who are not related to the Company.

      Mr. J. Michael Warren is currently a Director of the Company. During the year ended March 31, 2000, the Company and its subsidiaries paid $212,120 to Warren Cameron Faust & Asciutto, P.C., a law firm of which Mr. Warren is President, for legal services.

      Effective January 1, 1998, the Company purchased 600 shares, representing one third of the outstanding stock, of AMI Energy, Inc., a client based wholesale distributor of natural gas in the Midwest, for $250 per share. Four hundred of the shares were purchased from AMI and 100 from each of the two other shareholders, one of whom is the son of Max A. Coon, the Company’s president and chairman. Effective April 1, Maxco acquired all of the shares of AMI held by the unrelated shareholder. Following this transaction, Maxco holds a 66.66% interest in AMI, with the remaining 33.33% interest continuing to be held by Mr. Coon’s son.

Compliance with Reporting Requirements

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and Executive Officers or beneficial owners of over 10% of any class of the Company’s equity securities to file certain reports regarding their ownership of the Company’s securities or any changes in such ownership. All of the required reports were filed on a timely basis during the year ended March 31, 2000.

COMPARATIVE STOCK PERFORMANCE

      The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five years with the cumulative total return on the CRSP Total Return Index for the NASDAQ Stock Market (US Companies) (1) and a peer group of companies (2) over the same period, assuming the investment of $100 in the Company’s Common Stock, the NASDAQ Index and the peer group on March 31, 1995, and reinvestment of all dividends.

[Performance Graph]

			NASDAQ STOCK
	MAXCO, INC	PEER GROUP	MARKET (U.S.)

3/95	100.00	100.00	100.00
3/96	108.59	185.06	135.80
3/97	85.94	152.61	150.95
3/98	115.63	173.83	228.88
3/99	72.66	96.26	309.19
3/00	104.69	69.94	574.04

(1)	The CRSP Total Return Index for the NASDAQ Stock Market (US Companies) is composed of all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market.

(2)	The peer group consists of ten companies whose stock is publicly traded and whose market capitalizations are slightly above and below the Company’s capitalization in a range from $22.80 million to $28.72 million. Because of the diversified nature of the businesses represented by its subsidiary companies, the Company is unable to identify a published industry or line of business index or a group of peer issuers in comparable businesses which are sufficiently similar to allow meaningful comparison. Therefore, the Company has elected to compare its performance with a group of issuers having similar market capitalizations as allowed by SEC rules.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following Table sets forth certain information as of June 30, 2000, as to the equity securities of the Company owned beneficially by beneficial owners of 5% or more of the Company’s securities, by each Director and Nominee and by all Directors and Officers of the Company as a group.

	Amount and Nature of
	Beneficial Ownership

		Sole Voting		Shared Voting
		and Investment		and Investment		% of
Name of Beneficial Owner	Title of Class	Power		Power		Class

Max A. Coon(1)	Common Stock	915,259	(2)	18,487	(3)	30.1%
	Series Three Preferred Stock			3,240	(4)	21.9%
	Series Four Preferred Stock(5)	7,000				15.1%
	Series Five Preferred Stock(5)	3,216				48.4%

Andrew S. Zynda(1)	Common Stock	327,740		15,000		11.1%
	Series Four Preferred Stock(5)	10,000				21.5%

Eric L. Cross	Common Stock	223,375	(6)	650		7.1%

Charles J. Drake		0				*

Joel I. Ferguson	Common Stock	5,000				*

Richard G. Johns	Common Stock	115,160	(7)			3.7%

Vincent Shunsky	Common Stock	173,642	(8)			5.5%
	Series Three Preferred Stock	30				*

J. Michael Warren	Common Stock			16,000		*

Michael W. Wisti	Common Stock	500				*

All Directors and Officers as a group, including the above, totaling in number(10)	Common Stock	1,650,176	(9)	50,137	(10)	53.0%
	Series Three Preferred Stock	30		3,240		22.1%
	Series Four Preferred Stock(4)	17,000				36.6%
	Series Five Preferred Stock(4)	3,216				48.4%

ROI Capital Management, Inc.(11)	Common Stock	546,704				17.0%

Dimensional Fund Advisors, Inc.(12)	Common Stock	178,400				5.6%

*	Beneficial ownership does not exceed one percent (1%)

(1)	The addresses of Mr. Coon and Mr. Zynda are both 1118 Centennial Way, Lansing, Michigan.

(2)	Includes 55,250 shares held jointly with Mr. Cross and Mr. Shunsky.

(3)	Represents shares owned by Mr. Coon’s immediate family.

(4)	Represents shares owned by a charitable foundation of which Mr. Coon is one of the trustees.

(5)	Series Four and Series Five Preferred Stock are both nonvoting.

(6)	Includes options to purchase 42,500 shares, and 55,250 shares held jointly with Mr. Coon and Mr. Shunsky.

(7)	Includes options to purchase 22,500 shares.

(8)	Includes options to purchase 42,500 shares, and 55,250 shares held jointly with Mr. Coon and Mr. Cross.

(9)	Includes options to purchase 107,500 shares

(10)	Includes 21,770 shares owned by Maxco, Inc. 401(k) Employees Savings Plan of which Messrs. Coon, Shunsky, and Cross are Trustees.

(11)	Information obtained from Schedule 13G dated February 11, 2000, filed with the Securities and Exchange Commission and sent to the Company pursuant to Section 13(d) of the Securities Exchange Act of 1934. The address of ROI Capital Management, Inc. is 17 E. Sir Francis Drake Blvd., Suite 225, Larkspur, CA 94939.

(12)	Information obtained from Schedule 13G dated February 4, 2000, filed with the Securities and Exchange Commission and sent to the Company pursuant to Section 13(d) of the Securities Exchange Act of 1934. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of Ernst & Young LLP served as auditors for the Company for the fiscal year ended March 31, 2000. The Company periodically evaluates its external audit requirements and will make a decision based on cost, response time and quality of services available. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions, and will have the opportunity to make a statement if they desire to do so.

SHAREHOLDER PROPOSALS

      Any proposals which shareholders of the Company intend to present at the next annual meeting of the Company must be received by the Company by April 2, 2001, for inclusion in the Company’s proxy statement and proxy form for that meeting. In cases where a shareholder does not seek to have their proposal included in the Company’s proxy materials, no proposal will be considered timely for submission at the next Annual meeting unless it is received by the Company by June 15 , 2001 and, in such case, the Company’s Proxy will provide the management proxies with discretionary authority to vote on such proposal without any discussion of the matter in the Proxy Statement. Proposals should be directed to the attention of Investor Relations at the offices of the Company, 1118 Centennial Way, Lansing, Michigan 48917.

OTHER BUSINESS

      The management knows of no other matters that will come before the meeting. However, if other matters do come before the meeting, the proxy holders will vote in accordance with their best judgement. The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by use of the mails, Officers and regular employees of the Company may solicit proxies by telephone or in person.

By Order of the Board of Directors

Eric L. Cross
Secretary

0358-PS-2000

MAXCO, INC.
Proxy Solicited on behalf of the Board of Directors
for Annual Meeting of Shareholders to be Held August 29, 2000.

      The undersigned hereby constitutes and appoints Max A. Coon and Eric L. Cross, and each or any of them, attorney and proxy for and in the names and stead of the undersigned, to vote all stock of Maxco, Inc. (Maxco) on all matters, unless the contrary is indicated herein, at the Annual Meeting of Shareholders to be held at the corporate office, 1118 Centennial Way, Lansing, Michigan, on August 29, 2000 at 3:30 p.m. local time or at any adjournments thereof, according to the number of votes that the undersigned could vote if personally present at said meeting. The undersigned directs that this proxy be voted as follows:

1.	ELECTION OF DIRECTORS

FOR all nominees listed below (except as marked to the contrary below).

M. Coon E. Cross C. Drake J. Ferguson R. Johns	V. Shunsky J. M. Warren M. Wisti

WITHHOLD AUTHORITY to vote for all nominees listed below

                  INSTRUCTION: To WITHHOLD AUTHORITY to vote for any individual nominee write that nominee’s name in the space provided below:

      In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting.

      This proxy, when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposal 1.

DATED:	,2000

      NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.